First Quarter 2017 Earnings Release Conference Call
May 3, 2017

Brian Henry - Terex Corporation – Senior Vice President, Business Development & Investor Relations
Good morning everyone, and thank you for joining us for today’s first quarter 2017 financial results conference call. Participating on today’s call are John Garrison, President and Chief Executive Officer, and John Sheehan, Senior Vice President and Chief Financial Officer.

Following the prepared remarks, we will conduct a question and answer session. Last evening we released our first quarter 2017 results, a copy of which is available on our website at Terex.com. Today’s call is being webcast and is accompanied by a slide presentation, which includes a reconciliation of GAAP to non-GAAP financial measures that we will use during this call, and is also available on our website. All per share amounts in the presentation are on a fully-diluted basis. We will post a replay of this call on the Terex website under Audio Archives in the Investor Relations section. Let me direct your attention to slide 2, which is our forward-looking statement and description of non-GAAP financial measures. We encourage you to read this as well as other items in our disclosures because the information we will be discussing today does include forward-looking material. With that, please turn to slide 3 and I’ll turn it over to John.

John L. Garrison, Jr. - Terex Corporation - President and Chief Executive Officer
Good morning everyone, and thank you for joining us and for your interest in Terex. I will start by discussing the progress we are making executing our business strategy and the capital market actions we are taking consistent with our disciplined capital allocation strategy. John will cover our financial results, including details of our restructuring program, and I will follow with information about ConExpo and our business segments before we open up the line to your questions.

Focus, Simplify and Execute to Win are the three pillars of our business strategy and we made progress on each one in the quarter. Our team remains committed to executing our transformational plans that will significantly improve our longer term performance.

Turning to slide 4, we took additional steps in the quarter to focus the Company on our core Aerial Work Platforms, Cranes and Materials Processing (MP) businesses. A major step was closing the MHPS sale on schedule in January. We also completed the previously announced sale of our dumper and loader backhoe business based in Coventry, England. In March, we announced the agreement to sell our India loader backhoe business. These sales represent an important milestone as they were the last significant assets held for sale in our former Construction segment. The “Focus” element of our strategy deployment is nearly complete; the only asset remaining to sell is our Brazilian Utilities business.

Turning to slide 5, we continue to simplify the Company, which means reducing our global footprint and cost structure. We used this chart on our last earnings call to illustrate the extent of our simplification actions. We have exited the Coventry facility. We also closed Jinan, the Cranes Chinese manufacturing site and expect to complete the sale of the property in the coming months. The Noida site is included in the sale of our India loader backhoe business which is expected to close in the second quarter. We shut down an under-performing business in Brazil, and substantially reduced the workforce in our Betim operation. The Cranes European restructuring program to reduce the footprint in Zweibrucken, and exit the Bierbach and Pecs operations, is progressing. In total these actions will eliminate over 3 million square feet or approximately 32% of our global footprint, increasing flexibility and efficiency without sacrificing our ability to meet customer demand. We continue to reduce our cost structure with emphasis on general and administrative expenses. After adjustments we reduced SG&A by approximately $8 million compared to Q1 last year. We will continue to implement our cost reduction plans over the balance of 2017.

Moving to slide 6, our Execute to Win business system has three priority areas: Lifecycle Solutions, Commercial Excellence and Strategic Sourcing. Within each area we are developing capabilities and implementing common processes to increase operating leverage and improve performance across the Company. In Q1 we launched an assessment of our global Services, Parts and Lifecycle Solutions. There are areas within Terex where we have best practices today and there are areas that frankly can be improved. Our opportunity is to leverage our strengths and develop consistently high-performing operations across the Company. Within Commercial Excellence, we focused on deploying sales management and pipeline tracking tools in our global mobile cranes business and AWP North America. We also launched the process in our concrete business. Common approaches and tools, and an emphasis on process discipline, are helping us to improve execution on the commercial side of our business. Our strategic sourcing program is up and running. We launched our first wave of sourcing projects in the quarter. Approximately 90 team members from across the Company are on wave one teams and many others are in supporting roles.

We are following a rigorous process to ensure we maximize what we expect to be significant opportunities to leverage our global spend. The actions we are taking with our transformation priority areas are driving substantial change across the Company.

Turning to slide 7, we have been executing our disciplined capital allocation strategy. In February, we monetized 7.45 million Konecranes shares for proceeds of $272 million. We retain a 15.5% interest in Konecranes and two board seats. As planned, we repaid our senior notes, total principal of $1.15 billion, and issued $600 million of senior notes at a lower rate, locking in that rate for eight years, versus the four years remaining on our old notes. We also refinanced our term loans at a lower rate. Our new rates are the lowest in the Company’s history. We expect interest savings of approximately $30 million in 2017, and $35 million on an annualized basis, providing savings and stability through 2024. Our new capital structure is sized for our focused Company and provides a strong foundation for the future. We are investing in our businesses, building capabilities and developing new products. We continue to fund significant restructuring programs that will remove structural costs and simplify the Company. Finally, we repurchased approximately 6.5 million Terex shares in the quarter for $201 million. This disciplined allocation strategy will continue to govern how we deploy capital.

At this point I would like to introduce John Sheehan, our new Senior Vice President and Chief Financial Officer. John has been with us for just over two months and we are seeing benefits from his experience and disciplined approach to leading our finance organization. John is a great addition to our executive leadership team. John will now take us through our Q1 financial results.

John Sheehan - Terex Corporation - Senior Vice President and Chief Financial Officer
Thank you for that kind introduction and I look forward to working with many of the folks on this call in the months and years ahead.

Turning to slide 8, the financial results in the quarter were broadly in line with our expectations. Revenue of approximately $1 billion was down about 10% from the prior year or down 8% excluding the impact of foreign exchange rates. On an as-reported basis, we incurred a loss of $0.57 per share. Accounting for the impact of restructuring, transformation and other items, our as-adjusted EPS was $0.05 per share. Our earnings per share includes a dividend from our Konecranes shares of $13.5 million or $0.09 per share. As expected, we consumed cash in the quarter consistent with our historical pattern as we build for the Q2 selling season. We also funded significant restructuring actions. We achieved net working capital as a percent of sales of 24.1%, a significant improvement compared to last year. We are benefiting from continued focus in our inventory and trade management activities. Our growing backlog, which grew year-over-year for the first time in eight quarters, is encouraging, up in each of our business segments and up 10% for the Company. Modest improvements in certain end markets and our focus on building capabilities through our Commercial Excellence program are having a positive impact on our order book. From a guidance perspective, taking into account the impact of the Konecranes dividend and our share repurchase program, we are increasing our full year adjusted earnings guidance to $0.80 to $0.95 per share.

Let’s turn to slide 9 and I will walk you through the adjustments. We continue to make significant investments to improve the Company for the long term. In the first quarter, the net impact of pre-tax adjustments was $96 million. The largest item, $46 million, was the cost of extinguishing our debt, which was required to take advantage of the right-sizing and improvements we made to our debt structure. The net impact of our deal-related activities was $33 million. Included in this category is the accounting associated with our holdings of Konecranes shares, which included a mark-to-market adjustment and an FX re-valuation. This quarter also included a loss contract associated with the sale of MHPS, fees for the sale of Konecranes shares, various FX gains and losses, and a gain related to our compact German construction business sale. The remaining $17 million was split between restructuring and related charges, incurred primarily in Cranes and on-going investments in our transformation program.

Slide 10 summarizes the comparative first quarter income statement on an as-reported and as-adjusted basis. Net sales were down 10%, driven by declines of 9% in AWP and 14% in Cranes, partially offset by 11% growth in MP. The impact of foreign exchange on sales was most pronounced in MP. Excluding the impact of foreign exchange rates, MP sales grew approximately 16%. On an as-adjusted basis our operating margin was 1.5%, compared to 2.6% in the prior year. Lower volume in our AWP and Cranes businesses and the unfavorable impact of foreign exchange rates were the primary drivers of the margin compression. The AWP margin was also negatively impacted by provisions established for a transactional tax issue outside the U.S. On AWP we remain fully committed to meeting or exceeding our full year operating margin guidance of approximately 8%. The margin headwinds in AWP and Cranes were offset in part by margin expansion in MP, and the on-going cost reduction activities. Our interest and other expenses were down sharply on an as-adjusted basis, reflecting the benefit of the Konecranes dividend. With that, let me turn it back to John.

John L. Garrison, Jr. - Terex Corporation - President and Chief Executive Officer
Thanks, John. Before I review our business segments, I will provide an update on our very successful ConExpo 2017. I was proud of our presence at ConExpo. Terex stood out as a truly global company with a wide breadth of products and services. Twelve of the 40 machines displayed on our 50,000 square foot exhibit were new products. Seven of those were new to the world and five were new to the North American market. We introduced our Demag-brand of mobile cranes to North America.

We highlighted our Genie XC booms, and our MP segment launched new Evoquip models in our crushing and screening line. I enjoyed spending time with many customers at the show. While our customers continue to face challenging markets, their attitude and sentiment was generally positive, which is starting to translate into a growing order book.

Starting with AWP on slide 12, I will discuss our segment performance. Please note that the financial highlights, backlog and book-to-bill information can be found in the appendix. AWP’s first quarter performance was broadly in line with our expectations. Global sales were down 9%. In North America, the underlying residential and non-residential construction demand is relatively strong, which is helping to mitigate the effects of the replacement cycle that we have previously discussed. Construction demand is driving better utilization rates for rental customers; however, they are still seeing year-over-year pressure on their rental rates, which causes them to remain cautious with their capex. The European market is stable, and we saw good growth in Asia. The South American market remains significantly depressed. We had two very successful shows in the quarter: ConExpo and ARA. Genie’s innovative new products, including the Xtra Capacity (XC) line and the hybrid drive system, generated positive customer interest. It is clear that the Genie brand continues to be viewed as a leader in innovation. Looking forward, we are encouraged by our bookings, up 38%, and backlog of $625 million, which is up 21% year-on-year. Backlog increased in North America, Europe and Asia.

Turning to Cranes, our Cranes segment sales were down 14% from last year, in line with our expectations. The global crane market remains challenging, but overall it appears to be stabilizing. In Europe, demand for large crawler cranes in the wind energy sector was lower due to the changes in the German energy market. We remain positive in our longer term view of this sector, but expect caution to prevail in 2017. In North America, the market remains challenging. Rig counts are increasing with more stable oil prices leading to higher utilization rates, which is helping to stabilize the market. Sales in Australia and Latin America were up modestly in the quarter. Our new Demag line of all terrain cranes continues to make progress in Europe and was introduced in North America at ConExpo, where it received very favorable customer reviews. As John indicated, we continued to take significant steps to reduce our Cranes’ footprint and cost structure. The year-on-year growth in our bookings and backlog are consistent with our view that revenue would decline in the first half of the year and stabilize in the second half. The Cranes team remains focused on meeting its 2017 plan and taking the transformational steps necessary to improve the business for the long term.

Moving to MP, our MP segment had an excellent quarter. Sales were up 11%, or about 16% when the impact of foreign exchange is removed. MP grew its operating profit by $9.3 million on an as-adjusted basis, representing a margin expansion of 300 basis points and an incremental margin of 37%. Growth was driven by our mobile crushing and screening and concrete product lines. Crushing and screening was up in North America and steady in Europe. There were also positive signs in other areas, including certain markets in Latin America, Australia, Japan and South East Asia. This growth came from the aggregate sector, as capital spending on the mining side of the industry remains relatively light. Both our Powerscreen and Terex Finlay brands are recognized as leaders in innovation, driving higher productivity levels in the mobile crushing and screening industry. This was on display at ConExpo, where our new products attracted significant customer interest. Fuchs material handling sales were down slightly in the quarter. We are seeing signs of modest market improvement; however, channel inventory is a headwind in the near term. Concrete sales were up again in the quarter and backlog remains robust. Our MP segment is a consistent performer. It executes well and is positioned to benefit from increased construction spending.

In summary, we are encouraged by our start to 2017. There is positive momentum in our order rates and our growing backlog. We will continue to implement our Focus, Simplify and Execute to Win business strategy. And with that, let me turn it back to Brian.

Brian Henry - Terex Corporation – Senior Vice President, Business Development & Investor Relations
Thank you, John. As a reminder, during the question and answer session, we ask you to limit your questions to one and a follow-up to ensure we have time to get to everyone. With that, I would like to open it up for questions.

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